PERKINS & MARIE CALLENDER'S INC.
REPORTS RESULTS FOR THE YEAR ENDED DECEMBER 28, 2008

Memphis, TN, March 31, 2009 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company" or "we") is reporting today the financial results for its year ended December 28, 2008.

HIGHLIGHTS FOR 2008:

o Total revenues were down 1.0% to $582.0 million in 2008, primarily due to decreases in comparable sales at Perkins and Marie Callender's restaurants, which were driven by decreases in comparable guest counts.
o Two Perkins Company-operated restaurants, two Perkins franchised restaurants and one Marie Callender's franchised restaurant were opened during 2008; one Marie Callender's Company-operated restaurant, eight Perkins franchised restaurants and three Marie Callender's franchised restaurants were closed during 2008.
o Perkins restaurants' comparable sales decreased by 2.8% and Marie Callender's restaurants' comparable sales decreased by 6.5% in 2008 as compared to 2007. These declines in comparable sales resulted primarily from a decrease in comparable guest counts at both concepts due to very difficult economic conditions.
o We refinanced our existing term loan and revolver with $132.0 million of secured notes and a new $26.0 million revolver. The debt agreements governing the secured notes and the new revolver contain less restrictive financial maintenance covenants than the provisions in the prior debt instruments. In connection with the refinancing, the Company received $12.5 million in equity contributions from its parent and affiliates.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "The difficult economic challenges that impacted the entire restaurant industry in 2008 also affected our restaurant brands. During 2008, our restaurants focused on improving food and labor management systems and maintaining their high food quality and service standards. During 2009, we will continue to emphasize our excellent breakfast products and other value-priced entrees at both our Perkins and Marie Callender's restaurants. For 2009, our management team at Foxtail is in place and focused on product quality and manufacturing efficiency. Even though commodity and energy costs have generally moderated, we believe that the economic climate in 2009 will continue to present challenges. We are focused on reducing discretionary spending while still delivering great dining experiences to our guests and believe that we are well positioned for the future."

2008 FINANCIAL RESULTS

Revenues in 2008 decreased 1.0% to $582.0 million from $587.9 million in 2007. The decrease resulted from a $7.6 million decrease in sales in the restaurant segment and a $1.8 million decrease in sales in the franchise segment, partially offset by a $3.1 million increase in sales in the Foxtail segment and a $0.4 million increase in licensing and other revenues in the other segment.

Food cost for 2008 increased to 29.2% of food sales from 28.5% in 2007. Restaurant segment food cost was down by 0.2% to 26.9% of food sales in 2008. In the Foxtail segment, food cost increased to 65.9% of food sales in 2008 from 60.9% in 2007, due primarily to higher dairy and flour prices.

Labor and benefits costs, as a percentage of total revenues, increased by 0.2% to 32.4% in 2008 compared to 2007. In 2008, restaurant segment labor and benefits increased by 0.2%, as a percentage of revenues, due primarily to higher restaurant manager compensation. An increase in contract production labor and higher administrative and maintenance compensation contributed to a 0.4% increase in the Foxtail segment.

Operating expenses for 2008 were $152.3 million, or 26.2% of total revenues, compared to $149.4 million, or 25.4% of total revenues in 2007. Restaurant segment operating expenses increased by 0.7% to 28.3% of restaurant sales in 2008 due primarily to the decline in revenues and increases in utilities costs and marketing expenses, partially offset by lower pre-opening expenses for new stores. Operating expenses in the Foxtail segment increased by $1.2 million or 1.3% to 11.0% of segment food sales due primarily to higher custodial service costs.

General and administrative expenses were 8.2% of total revenues, an increase of 0.6% from 2007. The increase is due primarily to higher marketing costs at Foxtail and increased consulting costs to design and implement improved operating and accounting systems at Foxtail.

Depreciation and amortization was 4.2% of revenues in both 2008 and 2007.

Interest, net was 6.3% of revenues in 2008, compared to 5.3% in 2007. The 1.0% increase resulted mainly from an increase in the average effective interest rate on the Company's debt to 11.6% during 2008 from 9.2% during 2007 and from an approximate $13.7 million increase in the average debt outstanding during 2008 compared to 2007.

On September 24, 2008, the Company issued $132.0 million of 14% senior secured notes and entered into a new $26.0 million revolving credit facility in connection with the refinancing of its then existing $100.0 million term loan and $40.0 million revolver. The pre-existing credit agreement terminated upon the consummation of the refinancing. In connection with this transaction, we recognized a loss of $3.0 million due to the write-off of previously deferred financing costs related to the terminated credit agreement.

During the third quarter of 2008, we recorded a non-cash goodwill impairment charge of $20.2 million, comprised of $18.5 million related to our franchise segment and $1.7 million related to our Foxtail segment. At year end, we completed our annual impairment test of goodwill and nonamortizing intangibles and determined that no additional impairment charge was required. No such charges were recognized during 2007.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, transaction costs, asset impairments and closed store expenses, goodwill impairment, gain or loss on extinguishments of debt and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the U.S. and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss to adjusted EBITDA:


                                  Year Ended    Year Ended    Year Ended
                                 December 28,  December 30,  December 31,
(in thousands)                       2008          2007          2006
                                 ------------  ------------  --------------


NET LOSS                           $(52,953)       (16,335)      (9,372)
Provision for (benefit from)
income taxes                         (1,769)         1,482          155
Interest, net                        36,689         31,180       36,197
Depreciation and amortization        24,699         24,822       25,641
Transaction costs                         -          1,013        5,674
Asset impairments and closed
store expenses                        1,797          2,463        3,089
Goodwill impairment                  20,202              -            -
Loss (gain) on extinguishments
of debt                               2,952              -      (12,642)
Pre-opening expenses                    341          1,992          688
Management fees                       3,676          3,576        3,592
Other items                               -            351        2,346
                                 ------------- ------------- -------------
ADJUSTED EBITDA                    $ 35,634         50,544       55,368
                                 ============= ============= =============

   NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2008.


ABOUT THE COMPANY

Perkins & Marie Callender's Inc. operates two restaurant concepts: (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately-priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items, under the name Marie Callender's Restaurant and Bakery. As of December 28, 2008, the Company owned and operated 164 Perkins restaurants and franchised 317 Perkins restaurants. The Company also owned and operated 76 Marie Callender's restaurants, two Callender's Grill restaurants, an East Side Mario's restaurant and 12 Marie Callender's restaurants under partnership agreements. Franchisees owned and operated 41 Marie Callender's restaurants and one Marie Callender's Grill.

CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Tuesday, April 7, 2009, at 10:00 a.m. (CDT) to review 2008 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 84343257. A taped playback of this call will be available two hours following the call on Tuesday, April 7, 2009, through midnight (CDT) on Monday, April 13, 2009. The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 84343257.

FORWARD-LOOKING STATEMENTS

This press release contains contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, written, oral or otherwise made, may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative thereof or other variations thereon or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors affecting these forward-looking statements include, among others, the following:

   o general economic conditions, consumer preferences and demographic patterns, either nationally or in particular regions in which we operate;
   o our substantial indebtedness;
   o our liquidity and capital resources;
   o competitive pressures and trends in the restaurant industry;
   o prevailing prices and availability of energy, raw materials, food, supplies and labor;
   o a failure to obtain timely deliveries from our suppliers or other supplier issues;
   o our ability to successfully implement our business strategy;
   o relationships with franchisees and financial health of franchisees;
   o legal proceedings and regulatory matters; and
   o our development and expansion plans.

GIVEN THESE RISKS AND UNCERTAINTIES, YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. WE DO NOT UNDERTAKE AND SPECIFICALLY DECLINE ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (In thousands)


                                         Year Ended     Year Ended   Year Ended
                                        December 28,   December 30, December 31,
                                            2008           2007         2006
                                        ------------   -----------  -----------

REVENUES:
Food sales                               $ 552,462         556,990      562,742
Franchise and other revenue                 29,508          30,896       31,448
                                        -------------    ------------ ----------
  Total revenues                           581,970         587,886      594,190
                                       -------------    ------------ -----------
COSTS AND EXPENSES:
Cost of sales (excluding depreciation
shown below):
  Food cost                                161,103         158,708      159,751
  Labor and benefits                       188,431         189,307      185,405
  Operating expenses                       152,260         149,437      150,102
General and administrative                  47,829          44,874       48,188
Transaction costs                                -           1,013        5,674
Depreciation and amortization               24,699          24,822       25,641
Interest, net                               36,689          31,180       36,197
Asset impairments and closed store           1,797           2,463        3,089
expenses
Goodwill impairment                         20,202               -            -
Loss (gain) on extinguishments of debt       2,952               -      (12,642)
Other, net                                     446             228        1,509
                                       ---------------- ------------ -----------
  Total costs and expenses                 636,408         602,032      602,914
                                       ---------------  ------------ -----------
Loss before income taxes and
  minority interests                       (54,438)        (14,146)      (8,724)
Benefit from (provision for) income
  taxes                                      1,769          (1,482)        (155)
Minority interest expense                     (284)           (707)        (493)
                                       ---------------- ------------  ----------
NET LOSS                                 $ (52,953)        (16,335)      (9,372)
                                       ================ ============  ==========

   NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2008.

                        PERKINS & MARIE CALLENDER'S INC.
                           CONSOLIDATED BALANCE SHEETS
                  (In thousands, except par and share amounts)

                                              December 28,   December 30,
                                                2008            2007
                                             ------------    --------------

                    ASSETS
CURRENT ASSETS:
Cash and cash equivalents                         $  4,613     19,032
Restricted cash                                     10,140     10,098
Receivables, less allowances for doubtful
  accounts of $954 and $1,542 in 2008 and
  2007, respectively                                21,386     17,221
Inventories                                         12,300     13,239
Prepaid expenses and other current assets            2,996      5,732
                                                ----------- ------------
Total current assets                                51,435     65,322
                                                ----------- ------------
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization of $125,951
  and $109,441 in 2008 and 2007, respectively       93,500     99,311
INVESTMENT IN UNCONSOLIDATED PARTNERSHIP                48         53
GOODWILL                                             9,836     30,038
INTANGIBLE ASSETS, net of accumulated
  amortization of $19,963 and $17,494 in
  2008 and 2007, respectively                      150,847    153,316
DEFERRED INCOME TAXES                                    -        242
OTHER ASSETS                                        17,842     14,660
                                                ----------- ------------
TOTAL ASSETS                                      $323,508    362,942
                                                ==========  ============
    LIABILITIES AND STOCKHOLDER'S INVESTMENT

CURRENT LIABILITIES:
Accounts payable                                  $ 18,295     25,559
Accrued expenses                                    47,040     52,621
Franchise advertising contributions                  5,316      5,940
Current maturities of long-term debt and               382      9,464
capital lease obligations
                                                ----------- ------------
Total current liabilities                           71,033     93,584
                                                ----------- ------------
LONG-TERM DEBT, less current maturities            316,534    298,009
CAPITAL LEASE OBLIGATIONS, less current             13,715     11,987
maturities
DEFERRED RENT                                       15,343     13,467
OTHER LIABILITIES                                   17,741     15,520

MINORITY INTERESTS IN CONSOLIDATED PARTNERSHIPS        215        333

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value; 100,000 shares
authorized; 10,820 issued and outstanding                1          1
Additional paid-in capital                         149,851    137,923
Accumulated other comprehensive income                  (4)        86
Accumulated deficit                               (260,921)  (207,968)
                                                ----------- ------------
Total stockholder's investment                    (111,073)   (69,958)
                                                ----------- ------------
TOTAL LIABILITIES AND STOCKHOLDER'S
  INVESTMENT                                      $323,508    362,942
                                                =========== ============

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                            Year Ended  Year Ended  Year Ended
                                             December    December   December
                                                28,         30,        31,
                                               2008        2007        2006
                                            ----------- ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                      $(52,953)   (16,335)     (9,372)

Adjustments to reconcile net loss to net
 cash used in operating activities:
 Depreciation and amortization                 24,699      24,822      25,641
 Asset impairments                              1,797       2,463       2,723
 Goodwill impairment                           20,202           -           -
 Amortization of debt discount                    647         324         321
 Loss (gain) on extinguishment of debt          2,952           -     (12,642)
 Minority interests expense                       284         707         493
 Equity in net loss of unconsolidated
   partnership                                      5          82          73
 Other non-cash income and expense items          (12)        333       6,690
 Net changes in operating assets and           (7,110)      3,083       1,306
  liabilities                               ---------- ----------- -----------

 Total adjustments                             43,464      31,814      24,605
Net cash (used in) provided by operating    ----------- ----------- ----------
activities                                     (9,489)     15,479      15,233
                                            ----------  ----------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment           (18,336)    (31,547)    (19,562)
Proceeds from sale of assets                      687          21       1,549
                                            ----------- ----------- ----------
Net cash used in investing activities         (17,649)    (31,526)    (18,013)
                                            ----------- ----------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from terminated revolver              53,000      75,100      12,900
Repayment of terminated revolver              (73,000)    (55,100)    (12,900)
Proceeds from New Revolver                     31,848           -           -
Repayment of New Revolver                     (28,664)          -           -
Proceeds from Secured Notes, net of $7,537
  discount                                    124,463           -           -
Proceeds from (repayment of) Term Loan        (98,750)       (750)     99,500
Repayment of capital lease obligations           (413)       (702)       (895)
Proceeds from (repayment of) other debt           (18)         82    (100,026)
Debt financing costs                           (9,559)          -      (2,720)
Lessor financing of new restaurants             2,286       6,107           -
Distributions to minority partners               (402)       (519)       (543)
Capital contributions                          12,500       1,792      12,545
Repurchase of equity ownership units in
  P&MC's Holding LLC                             (572)          -           -
                                           ----------- ----------- ----------
Net cash provided by financing activities      12,719      26,010       7,861

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                  (14,419)      9,963       5,081

CASH AND CASH EQUIVALENTS:
 Balance, beginning of period                  19,032       9,069       3,988
                                            ----------- ----------- ----------
 Balance, end of period                       $ 4,613      19,032       9,069
                                            =========== =========== ==========

   NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2008.